UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008
HILLENBRAND, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-33794 (Commission File Number)	26-1342272 (IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana (Address of Principal Executive Offices)	47006 (Zip Code)
Registrant’s telephone number, including area code: (812) 934-7500
Batesville Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note Regarding Forward Looking Statements
Certain statements in this report contain forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the future plans, objectives, beliefs, expectations, representations and projections of Hillenbrand, Inc. (the “Company”). The Company has tried, wherever possible, to identify these forward looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward looking. It is important to note that forward looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward looking statements. Factors that could cause actual results to differ from forward looking statements include but are not limited to: antitrust litigation, the Company’s dependence on its relationships with several large national providers, continued fluctuations in mortality rates and increased cremations, whether the Company’s new products are successful in the marketplace, ongoing involvement in claims, lawsuits and governmental proceedings related to operations, failure of the Company’s announced strategic initiatives to achieve expected growth, efficiencies or cost reductions, disruptions in the Company’s business or other adverse consequences resulting from the spin-off of the Company from Hillenbrand Industries, Inc., failure to achieve the anticipated benefits of the spin-off, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, competition from nontraditional sources in the funeral service business, volatility of the Company’s investment portfolio, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward looking statements, see the discussions under the heading “Risk Factors” in the Information Statement dated March 17, 2008 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2008. The Company assumes no obligation to update or revise any forward looking statements.

Item 1.01. Entry into a Material Definitive Agreement.
     On March 28, 2008, the Company (then named Batesville Holdings, Inc.), entered into a $400 million credit agreement with the lenders named in the agreement, as initial lenders, and Citibank, N.A., as agent for the lenders.
     The credit agreement provides for a $400 million revolving credit facility, with the potential for the Company to increase the amount of the facility up to $600 million. The credit facility may be used for loans and, subject to a $50 million sublimit, letters of credit. Borrowings under the credit facility may be used for working capital, other general corporate purposes and purposes related to the Distribution described under Item 8.01 of this report, and to finance acquisitions. The maturity date of the credit facility is March 2013, but the Company has the option, subject to the satisfaction of certain conditions, during the first two years of the credit agreement to extend the maturity date by one year.
     Borrowings under the credit facility bear interest, at the Company’s option, at either a fluctuating base rate or a rate equal to LIBOR plus a margin determined based on the Company’s credit ratings, currently equal to 0.375% per annum. A commitment fee currently equal to 0.125% is paid quarterly and on the maturity date on the aggregate amount of the lenders’ commitments. In addition, each day the loans and the amounts available under outstanding letters of credit exceed 50.0% of the aggregate lender commitments, a utilization fee, currently equal to .050% per annum, will be due. If an event of default occurs and is continuing, the lenders may increase the interest otherwise due by 2.0% per annum.
     The credit agreement contains covenants that, among others things, restrict the ability of the Company to, with certain exceptions: (1) incur indebtedness; (2) grant liens; (3) acquire other companies or assets; (4) dispose of all or substantially all of its assets or enter into mergers, consolidations or similar transactions; (5) make restricted payments; and (6) enter into transactions with affiliates. The credit agreement also requires the Company to satisfy certain financial covenants, including maintaining (1) a ratio of Consolidated Indebtedness to Consolidated EBITDA (each as defined in the credit agreement) of not more than 3.5:1.0 and (2) a ratio of Consolidated EBITDA to interest expense of not less than 3.5:1.0. The Company does not believe that the covenants contained in the credit agreement will impair its ability to execute its strategy.
     The Company’s obligations under the credit agreement are guaranteed by its subsidiary Batesville Services, Inc.

     The following constitute events of default under the credit agreement:
•	a failure to pay principal, interest or fees due under the credit agreement;

•	a representation or warranty is proven to have been incorrect when made;

•	failure of the Company to perform covenants under the credit agreement;

•	a change of control of the Company;

•	an event of default and the lapse of any applicable grace period under other indebtedness of the Company with a principal amount of at least $75 million;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	inability or general failure of the Company to pay debts as they become due;

•	the entry of one or more judgments for the payment of money in an aggregate uninsured amount greater than $75 million that remain undischarged;

•	the occurrence of certain ERISA events related to the Company’s benefit plans where the liability exceeds, or could reasonably be expected to exceed, $75 million; or

•	any provision relating to the Batesville Services, Inc. guaranty ceases to be valid or binding.
     If an event of default occurs, the lenders may terminate their commitments under the credit agreement and declare any outstanding loans under the credit agreement to be immediately due and payable.
     The credit agreement is filed as Exhibit 10.1 to this report.

     On March 31, 2008, in connection with the Distribution described under Item 8.01 of this report, the Company borrowed $250 million under the credit agreement and made a cash distribution of that amount to Hillenbrand Industries, Inc. (subsequently renamed Hill-Rom Holdings, Inc.) (“Hill-Rom Holdings”), the Company’s parent company prior to the Distribution.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective March 31, 2008, the Company amended and restated its Articles of Incorporation to:
•	change the name of the Company from Batesville Holdings, Inc. to Hillenbrand, Inc.;

•	cause each of the 100 shares of its common stock then outstanding to be split into 622,545.59 shares of its common stock to permit Hill-Rom Holdings to make a one for one distribution of the Company’s common stock to shareholders of Hill-Rom Holdings in the Distribution; and

•	make other changes determined to be desirable for the Company as a stand alone public company following the Distribution.
     The Articles of Restatement and Amendment effecting these changes, including the resulting Restated and Amended Articles of Incorporation, are filed as Exhibit 3.1 to this report. Certain of the material provisions of the Restated and Amended Articles of Incorporation are described under the heading “Description of New Hillenbrand Capital Stock” in the Information Statement dated March 17, 2008 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2008. That description is incorporated herein by reference.

Item 8.01. Other Events.
     On March 31, 2008, Hill-Rom Holdings completed the previously announced distribution (the “Distribution”) to its shareholders of all of the common stock of the Company held by Hill-Rom Holdings. To implement the Distribution, Hill-Rom Holdings distributed to each of its shareholders, through a pro rata dividend, one share of common stock of the Company for each share of common stock of Hill-Rom Holdings held by such shareholder as of the close of business on March 24, 2008, the record date for the Distribution. The Company’s press release announcing the completion of the Distribution is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     EXPLANATORY NOTE: In addition to the exhibits noted above related to the matters described herein, the Company is filing herewith the executed versions of certain agreements entered into between the Company and Hill-Rom Holdings in connection with the Distribution, including the distribution agreement, judgment sharing agreement, tax sharing agreement and employee matters agreement. The executed versions of these agreements reflect immaterial changes from the previously filed forms of these agreements. Additionally, the Company is filing as exhibits corrected forms of employment agreements for certain of its executive officers. The previously filed forms of employment agreements between the Company and Cynthia L. Lucchese, John R. Zerkle, Michael L. DiBease and Douglas I. Kunkel incorrectly provided for severance pay of up to six months for these officers. The corrected forms of these employment agreements provide for severance pay of up to twelve months, consistent with the previously filed descriptions of these employment agreements.

Exhibit Number	Description

2.1	Distribution Agreement dated as of March 14, 2008 by and between Hill-Rom Holdings, Inc. and Hillenbrand, Inc.
3.1	Articles of Restatement and Amendment of Articles of Incorporation
10.1	Credit Agreement dated as of March 28, 2008 among Hillenbrand, Inc., the lenders named therein, and Citibank, N.A., as agent for the lenders
10.2	Judgment Sharing Agreement dated as of March 14,

Exhibit Number	Description

2008 among Hill-Rom Holdings, Inc., Hillenbrand, Inc. and Batesville Casket Company, Inc.
10.3	Employee Matters Agreement dated as of March 31, 2008 between Hill-Rom Holdings, Inc. and Hillenbrand, Inc.
10.4	Tax Sharing Agreement dated as of March 31, 2008 between Hill-Rom Holdings, Inc. and Hillenbrand, Inc.
10.5	Employment Agreement dated as of March 31, 2008 between Hillenbrand, Inc. and Cynthia L. Lucchese
10.6	Employment Agreement dated as of March 31, 2008 between Hillenbrand, Inc. and John R. Zerkle
10.7	Employment Agreement dated as of March 31, 2008 between Batesville Services, Inc. and Michael L. DiBease
10.8	Employment Agreement dated as of March 31, 2008 between Batesville Services, Inc. and Douglas I. Kunkel
99.1	Press release dated April 1, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: April 1, 2008	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and Chief Financial Officer

DATE: April 1, 2008	BY:	/S/ Theodore S. Haddad, Jr.
Theodore S. Haddad, Jr.
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Distribution Agreement dated as of March 14, 2008 by and between Hill-Rom Holdings, Inc. and Hillenbrand, Inc.
3.1	Articles of Restatement and Amendment of Articles of Incorporation
10.1	Credit Agreement dated as of March 28, 2008 among Hillenbrand, Inc., the lenders named therein, and Citibank, N.A., as agent for the lenders
10.2	Judgment Sharing Agreement dated as of March 14, 2008 among Hill-Rom Holdings, Inc., Hillenbrand, Inc. and Batesville Casket Company, Inc.
10.3	Employee Matters Agreement dated as of March 31, 2008 between Hill-Rom Holdings, Inc. and Hillenbrand, Inc.
10.4	Tax Sharing Agreement dated as of March 31, 2008 between Hill-Rom Holdings, Inc. and Hillenbrand, Inc.
10.5	Employment Agreement dated as of March 31, 2008 between Hillenbrand, Inc. and Cynthia L. Lucchese
10.6	Employment Agreement dated as of March 31, 2008 between Hillenbrand, Inc. and John R. Zerkle
10.7	Employment Agreement dated as of March 31, 2008 between Batesville Services, Inc. and Michael L. DiBease
10.8	Employment Agreement dated as of March 31, 2008 between Batesville Services, Inc. and Douglas I. Kunkel
99.1	Press release dated April 1, 2008